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              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



St. Louis, Missouri,
  July 14, 1999